Exhibit 23.2

                         CONSENT OF ARTHUR ANDERSEN LLP

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 12, 1999 (except with respect to the matters discussed in Notes 17(b) and 17(c), as to which the date is March 30, 1999) included in Big Entertainment, Inc.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP
Miami, Florida,
July 28, 1999.